THIS NOTE IS SUBORDINATE TO CERTAIN OBLIGATIONS OF THE COMPANY AS DESCRIBED IN THE BFI LOAN DOCUMENTS (DEFINED HEREIN) AND SUBJECT TO THAT CERTAIN DEBT SUBORDINATION AGREEMENT DATED MARCH 19, 2010, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG BFI BUSINESS FINANCE AND THE HOLDER.

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE HAS BEEN ISSUED WITH "ORIGINAL ISSUE DISCOUNT" WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. TO OBTAIN THIS INFORMATION, A HOLDER SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT 2070 LAS PALMAS DRIVE, CARLSBAD, CA 92011.

THIRD AMENDED AND RESTATED PROMISSORY NOTE

$10,000,000 August 2, 2012
San Diego, California

FOR VALUE RECEIVED, Spy Optic Inc., a California corporation, formerly known as Orange 21 North America Inc. (the "Company"), promises to pay to the order of Costa Brava Partnership III, L.P., a Delaware limited partnership, or its registered assigns ("Holder"), the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as is advanced and outstanding hereunder, on April 1, 2014 (the "Maturity Date"), together with fees and interest thereon as provided in Section 3 of this Third Amended and Restated Promissory Note (this "Note"). Holder shall disburse the amount of this Note in accordance with the terms hereof.

    Definitions

    . For purposes of this Note, the following terms shall have the following meanings:

    "Affiliate" means with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.

    "BFI Loan Documents" means the Loan and Security Agreement, dated as of February 26, 2007, between the Company and BFI Business Finance, and the other Loan Documents as defined therein, and, in each case, as further amended, restated, extended, supplemented, or otherwise modified from time to time.

    "Business" means the business of the Company or its Subsidiaries of designing, developing, manufacturing and marketing products for the action sports, motorsports and youth lifestyle markets, and related activities, as conducted or proposed to be conducted by the Company or its Subsidiaries on the date hereof and reasonable extensions thereof.

    "Business Day" means any day which is not a Saturday or Sunday or a legal holiday on which national banks are authorized or required to be closed.

    "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

    "Debt" means all liabilities, obligations and indebtedness of every kind and nature of any Person, including, without limitation: (i) all obligations for borrowed money, including, without limitation, all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or deferred purchase price of property; (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds, any letters of credit and similar instruments issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed or are limited in recourse.

    "Designated Equity Issuance" means the proposed sale of equity by Parent (as defined below) with proceeds to Parent of at least $4,000,000 prior to payment of any transaction expenses, which sale is contemplated to occur no later than September 30, 2012. The equity to be sold may consist of preferred stock, common stock, warrants to purchase common stock, or any combination thereof.

    "GAAP" means generally accepted principles of good accounting practice in the United States, consistently applied.

    "Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

    "Investment" means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of any loan, advance to, guarantee or assumption of Debt of, or purchase or other acquisition or any other debt participation or interest in such Person, any purchase or other acquisition of any capital stock, debt or other securities of such Person, any capital contribution to such Person in, or any other investment in, or acquisition (in one transaction or a series of transactions) of, any interest or all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of, such Person.

    "Legal Requirement" means any present or future requirement imposed upon the Company or any of its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any state, or other political subdivision thereof, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America or any other jurisdiction in which the Company owns property or conducts its business, or any political subdivision of any of the foregoing.

    "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), claim or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

    "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; (ii) would materially impair the ability of the Company or any other Person to perform or observe their respective obligations under or in respect of this Note; (iii) would materially impair the rights and remedies of Holder under this Note; or (iv) affects the legality, validity, binding effect or enforceability of this Note.

    "Obligations" means all debts, liabilities, obligations, covenants and duties of the Company howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note, including, without limitation, all costs and expenses incurred by Holder in connection with the enforcement of this Note and any interest and fees that accrue to Holder after the commencement by or against the Company of any proceeding under any laws naming the Company as a debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

    "Organic Document" means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

    "Original Line of Credit Note" means the Second Amended and Restated Promissory Note, dated as of June 28, 2012, by the Company in favor of Holder in the original principal amount of $7,000,000 (without giving effect to any accrued PIK Interest).

    "Permitted Debt" means (i) Obligations of the Company to Holder hereunder or under any other document related to or in connection with this Note; (ii) Debt of the Company under the BFI Loan Documents not to exceed a principal amount of $7,000,0000 at any one time outstanding, or amendments, extensions, renewals, refinancings, or replacements of such Debt with (A) BFI Business Finance or (B) with any other lender, provided that (x) the maximum available principal amount of such Debt being extended, renewed, refinanced, or replaced under this clause (ii) does not increase, (y) in no case shall the Company be permitted to draw in excess of $7,000,000 of principal at any one time outstanding and (z) any refinancing or replacement of the BFI Loan Documents with loans from any other lender shall be on terms and in the form reasonably acceptable to Holder; (iii) Debt of the Company under the Term Note; (iv) Debt of the Company and any Subsidiary of the Company existing on the date hereof and disclosed to Holder on Schedule A hereto and extensions, renewals and refinancings of such Debt, provided that the principal amount of such Debt being extended, renewed or refinanced does not increase and the terms thereof are not modified to impose more burdensome terms upon Company or the relevant Subsidiary; (v) Debt of Spy Optic Europe S.r.l.S.U. (formerly known as Orange 21 Europe, S.r.l. and Spy Optic, S.r.l.) and extensions, renewals and refinancings of such Debt; (vi) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business of Company or any Subsidiary of the Company in accordance with customary terms; (vii) Debt consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company or a Subsidiary of the Company in the ordinary course of business; (viii) interest rate swaps, currency swaps and similar financial products entered into or obtained in the ordinary course of business; and (ix) capital leases or other Debt incurred solely to acquire equipment, computers, software or implement tenant improvements which is secured in accordance with clause (viii) of the definition of "Permitted Liens" and is not in excess of the lesser of the purchase price or the fair market value of such equipment, computers, software or tenant improvements on the date of acquisition.

    "Permitted Investments" means debt obligations maturing within twelve months of the time of acquisition thereof which are accorded a rating of AA- or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), commercial paper with a maturity of 270 calendar days or less which is accorded a rating of A4 or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), certificates of deposit maturing within twelve months of the time of acquisition thereof issued by commercial banks that are accorded a rating by a recognized rating service then in the business of rating commercial banks which is in the first quartile of the rating categories used by such service, obligations maturing within twelve months of the time of acquisition thereof of any Governmental Authority which obligations from time to time are accorded a rating of BBB or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), and demand deposits, certificates of deposit, bankers acceptance and time deposits (having a tenor of less than one year) of United States banks having total assets in excess of $1,000,000,000.

    "Permitted Liens" means (i) the existing Liens as of the date hereof disclosed to Holder on Schedule B hereto, or incurred in connection with the extension, renewal or refinancing of the Debt secured by such existing Liens, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Debt being extended, renewed or refinanced does not increase; (ii) Liens on the assets of Spy Optic Europe S.r.l.S.U. (formerly known as Orange 21 Europe, S.r.l. and Spy Optic, S.r.l.) securing Debt permitted by clause (v) of the definition of Permitted Debt; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto; (v) Liens consisting of deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for Debt or any Liens arising under ERISA); (vi) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vii) statutory landlord's Liens under leases to which Company or any of its Subsidiaries is a party; and (viii) Liens (A) upon or in any equipment, computers or software acquired or held by Company or any of its Subsidiaries or tenant improvements implemented by Company or any of its Subsidiaries to secure the purchase price of such equipment, computers or software or Debt incurred solely for the purpose of financing the acquisition of such equipment, computers or software or the implementation of such tenant improvements, or (B) existing on such equipment, computers or software at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or the proceeds of such equipment, computers, software or tenant improvements.

    "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    "PIK Interest" means, with respect to any Debt, accrued interest on such Debt to the extent such interest is not paid in cash but is added to the principal balance and due on the Maturity Date.

    "SEC Reports" means reports, schedules, forms and registration statements, and any amendments thereto, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 or Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

    "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, limited liability company, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (ii) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

    "Term Note" means the Second Amended and Restated Promissory Note of even date herewith by the Company in favor of Holder in the original principal amount of $7,000,000 (without giving effect to any accrued PIK Interest), as may be amended, restated, extended, supplemented, or otherwise modified from time to time.

    Line of Credit.

      Subject to the terms and conditions of this Note, Holder agrees to make advances to the Company at the Company's request in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 (without giving effect to any accrued PIK Interest) (the "Line of Credit") as such amount may be reduced from time to time pursuant to Section 4(c)(ii). The Company may borrow, repay and reborrow all or any part of the Line of Credit, subject to the terms of this Note. All advances must be requested not later than the Maturity Date. Holder shall enter each amount borrowed and repaid in Holder's records. No failure by Holder to make, and no error by Holder in making, any entry in such records shall affect the Company's obligation to repay the full principal amount advanced by Holder to or for the account of the Company, or to pay interest or fees thereon at the agreed-upon rates. Holder's commitment to make advances hereunder shall be in addition to any amounts advanced under the Term Note.

      Each advance request shall be made (i) by telephone or in writing at the number or address, as applicable, provided for Holder in Section 15, (ii) no later than 11:00 a.m. (San Diego, California time) one Business Day prior to the requested advance date, which date shall be a Business Day, and (iii) in a minimum amount of $500,000 or, if less, the remaining amount of the availability under the Line of Credit. The Company may not request an advance more than once in each calendar week. Each oral advance request shall be conclusively presumed to have been made by a person authorized by the Company to do so, and any credit by Holder of an advance to or for the account of the Company shall conclusively establish the Company's obligation to repay same. Holder shall incur no liability of any kind to any Person by reason of making an advance upon an oral request, except to the extent such liability results from Holder's gross negligence or willful misconduct.

      The proceeds of each advance shall be disbursed in accordance with the instructions provided by the Company.

    Payment of Interest and Fees

    .

      Interest Generally. Interest shall accrue on the outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon) at a rate equal to 12% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) payable in kind, as an addition to the outstanding principal amount due hereunder, monthly in arrears on the last day of each calendar month (each such date, an "Interest Payment Date"). The Company may elect to pay interest in cash on the outstanding principal balance of this Note on any Interest Payment Date by providing notice to the Holder at least two days prior to such Interest Payment Date.

      Default Interest. Upon the occurrence and during the continuance of any Event of Default, all outstanding amounts under this Note shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to this Note. Such incremental interest (i.e., the additional 2% added during the continuance of an Event of Default) shall be payable in cash.

      Fees. On each June 21 occurring hereafter until, and including, the Maturity Date, the Company shall pay in cash to Holder a facility fee of the lesser of (i) 1.00% of the average daily outstanding principal amount owing under this Note for the 365 day period ending on such date and (ii) $60,000.

    Payments

    .

      Form of Payment. All payments of cash interest, principal and fees shall be in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in this Note); provided that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Holder's wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest. All payments shall be applied first to outstanding fees, then to accrued interest, and thereafter to principal.

      No Set-Off. The Company agrees to make all payments under this Note without set-off or deduction and regardless of any counterclaim or defense.

      Prepayment.

        The Company shall have the right to prepay all amounts owed under this Note in whole or in part at any time upon five (5) Business Days prior written notice to Holder.

        The Company shall prepay this Note in an amount up to $4,000,000 at the election of Holder upon five (5) Business Days prior notice of such election to the Company, provided and on the condition that Holder has provided such notice to the Company within fifteen (15) Business Days of the closing of the Designated Equity Issuance, which amount shall be applied to the principal amount outstanding hereunder. Holder's commitment to make advances under this Note shall be automatically and permanently reduced on a dollar-for-dollar basis by the amount of any prepayment made pursuant to this clause (ii).

      Required Payment. If the aggregate principal amount at any one time outstanding hereunder exceeds the lending commitment amount of $10,000,000 (without giving effect to any accrued PIK Interest), as such amount may be reduced from time to time pursuant to Section 4(c)(ii), the Company shall, at the time any such excess shall arise, promptly pay to Holder such amount as may be necessary to eliminate the excess.

    Conditions Precedent. Holder shall not be obligated to make any advance under this Note if any Event of Default or event with which the passing of time or providing of notice or both would constitute an Event of Default shall have occurred and is continuing.

    Representations and Warranties

    . The Company hereby makes the following representations and warranties to Holder, which are made and given subject to, and qualified in their entirety by the schedule of exceptions attached hereto as Schedule C:

      Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to execute, deliver and perform its obligations under this Note. Each of the Company and its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect, and has all requisite power and authority to own its assets and carry on its business.

      Corporate Power and Authorization; Consents. The execution, delivery and performance by the Company of this Note have been duly authorized by all necessary action of the Company and do not and will not (i) contravene the terms of the Company's Organic Documents; (ii) result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any lease, instrument, contract or other agreement to which the Company or any of its Subsidiaries are party or by which they or their properties may be bound or affected; (iii) necessitate the consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any third party; or (iv) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company, except in the case of each of the immediately foregoing clauses (ii), (iii) and (iv), such as would not result in a Material Adverse Effect.

      Enforceability. This Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms

      Financial Statements and Other Information. SPY Inc., a Delaware corporation, formerly known as Orange 21 Inc. and sole owner of the Company ("Parent"), has previously furnished to Holder copies of (i) its audited consolidated financial statements for the fiscal year ended December 31, 2011, including the balance sheet as of the close of the fiscal year and the income statement for such year, together with a statement of cash flows and (ii) unaudited copies of its consolidated balance sheet, income statement and statement of cash flows as of and for the nine month period ended March 31, 2012 (the "Financial Statements"). The Financial Statements fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the financial position of the Company taken as a whole as of the date thereof for the period specified therein (subject to normal year-end adjustments). There are no material liabilities required in accordance with GAAP to be set forth in the Financial Statements that are not so set forth. Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. All forecasts and projections that Parent and/or the Company have provided to Holder have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

      Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Company and its Subsidiaries, currently threatened against the Company and its Subsidiaries which questions the validity of this Note or any related document or the right of the Company and its Subsidiaries to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect, nor, to the knowledge of the Company, is there any reasonable basis for the foregoing. The Company and its Subsidiaries are not parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect. There is no material action, suit, proceeding or investigation by Company and its Subsidiaries currently pending or which Company and its Subsidiaries intend to initiate.

      Operations in Conformity With Law, etc. The operations of the Business as conducted by the Company and its Subsidiaries are not in violation of any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Effect. The Company and its Subsidiaries have not received notice of any such violation or default, and the Company and its Subsidiaries have no knowledge of any reasonable basis on which the operations of the Business as conducted by the Company and its Subsidiaries would reasonably be expected to violate or to give rise to any such violation or default.

      Intellectual Property. The Company and its Subsidiaries have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from materially burdensome restrictions, that are necessary for the operation of the Business, except for those for which the failure to obtain is not reasonably likely to have a Material Adverse Effect. The Company and its Subsidiaries have not received or otherwise been made aware of any communications alleging that the Company and its Subsidiaries have violated or, by conducting the Business, would violate, in any material respect, any patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes of any other person or entity used in the conduct of its Business.

      Title to Property and Assets. The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in or rights to use, all of the material assets and properties used by the Company and its Subsidiaries in the Business (collectively, the "Properties and Facilities"), subject to no Liens except for the Permitted Liens. Taken as a whole, the Properties and Facilities are in good repair, working order and condition (ordinary wear and tear excepted) and all such assets and properties are owned or leased by the Company and its Subsidiaries free and clear of all Liens, except for the Permitted Liens, or as otherwise permitted hereunder. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business.

      Tax Returns, Payments and Elections. The Company and its Subsidiaries have filed all material tax returns and reports (or timely extensions) as required by law relating to any material tax liability of the Company and its Subsidiaries. Such returns and reports are true and correct in all material respects and the Company and its Subsidiaries have paid all material taxes and other assessments due, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves have been set aside on the Financial Statements. There are no pending, or to the knowledge of the Company and its Subsidiaries, contemplated reviews, audits or proceedings with respect to any tax return, report or other tax liability of the Company or any of its Subsidiaries, which, in either case, relates to any material tax liability of the Company or any such Subsidiary.

      Employment Matters. The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including without limitation all laws relating to withholding of taxes and other sums. All persons classified by the Company and its Subsidiaries as independent contractors for employee benefit and state and federal tax purposes are appropriately classified, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are not delinquent in material payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof, except where such a delinquency would not reasonably be expected to have a Material Adverse Effect.

      Affiliate Arrangements. There are no contractual arrangements or obligations owed to or by the Company and its Subsidiaries by or to any Affiliate other than this Note, the Term Note, and obligations to employees and officers for (i) payment of salary and commissions and bonuses for services rendered, (ii) reimbursement for reasonable expenses incurred on its behalf and (iii) other standard employee benefits made generally available to all employees.

      Permits and Licenses. The Company and its Subsidiaries have all permits, licenses and any similar authority necessary for the conduct of their Business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are not in default in any material respect under any of such permits, licenses or other similar authority.

    Affirmative Covenants

    . So long as any indebtedness under this Note remains outstanding, the Company shall, and shall cause each of its Subsidiaries to:

      Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and charges imposed upon it or upon its property by any Governmental Authority except for good faith contests for which adequate reserves are being maintained.

      Insurance. Carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Company or any such Subsidiary operates.

      Continuance of Business. Maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate its business as currently conducted. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices.

      Maintenance. Conduct its business in a manner consistent with relevant industry standards, keep its material assets and properties in good working order and condition and make all needful and proper repairs, replacements and improvements thereof so that such business may be properly and prudently conducted at all times.

      Leases. Pay when due all rents and other amounts payable under any leases to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary's properties and assets are bound, unless such payments are the subject of a permitted protest.

      Books and Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Company and any such Subsidiary.

      Inspection. At any reasonable time and from time to time permit Holder or any of its agents or representatives to visit and inspect any of the properties of the Company and any such Subsidiary and to examine and make copies of and abstracts from the records and books of account of the Company and such Subsidiary, and to discuss the business affairs, finances and accounts of the Company and such Subsidiary with any of the officers, employees or accountants of the Company and such Subsidiary. The Company hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Holder at the Company's expense all financial information, books and records, work papers, management reports and other information in their possession relating to the Company whether verbally, in writing (by record or authenticated record) or otherwise.

      Notice of Litigation. Provide to Holder promptly after the filing or commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company or any such Subsidiary, and in any event within three (3) days after the occurrence thereof, which could have a Material Adverse Effect.

      Notice of Material Adverse Effect, Etc. So long as any amount payable hereunder shall remain unpaid, furnish to Holder: (i) prompt written notice, and in any event within three (3) days after the occurrence thereof, of any other condition or event, which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and (ii) such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information respecting the operations, properties, business or condition (financial or otherwise) of the Company or any Subsidiary as Holder may from time to time reasonably request; provided that any such information shall be kept confidential and will be subject to the terms and conditions of a non-disclosure agreement between the parties.

      Notice of Defaults and Events of Defaults. Provide to Holder, as soon as possible and in any event within three (3) days after the occurrence thereof, written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company and any such Subsidiary with respect thereto.

      Taxes. Pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties or assets, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against or disclosed in accordance with GAAP; and (ii) all other lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

      Governmental Approvals. Promptly obtain and maintain any and all authorizations, consents, approvals, licenses, franchises, concessions, leases, rulings, permits, certifications, exemptions, filings or registrations by or with any Governmental Authority material and necessary for the Company and any such Subsidiary to conduct its business and own (or lease) its properties or to execute, deliver and perform this Note.

      Preliminary Annual Financial Statements. If Seth Hamot is no longer a member of Parent's board of directors, provide Holder as soon as possible after the end of each fiscal year of the Company, and in any event within sixty (60) days of the end of the Company's fiscal year, preliminary year end financial statements, including but not limited to, the balance sheet and income statement for such year.

      Reviewed Annual Financial Statements. If Seth Hamot is no longer a member of Parent's board of directors, provide Holder as soon as possible after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days of the end of the Company's fiscal year:

        a complete copy of the Company's financial statements, including but not limited to (1) the management letter, if any; (2) the balance sheet as of the close of the fiscal year; and (3) the income statement for such year, together with a statement of cash flows, reviewed by a firm of independent certified public accountants of recognized standing and acceptable to Holder, or if permitted by Holder in writing, by the Company.

        a statement certified by the chief financial officer of the Company that the Company is in compliance with all the terms, conditions, covenants, and warranties of this Note; and

        a complete copy of all filings required under securities law.

      So long as the Company files its Annual Report on Form 10K with the Securities Exchange Commission within the required timelines, the Company will not be required to additionally provide the items under the above Sections 7(n) (i) through (iii).

      Other Financial Statements. No later than thirty (30) days after the close of each month (each, an "Accounting Period"), if Seth Hamot is no longer a member of Parent's board of directors, provide Holder with the balance sheet of the Company as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by each of the chief executive officer and the chief financial officer of the Company as being complete, correct, and fairly representing its financial condition and the results of operations.

      Tax Returns. If Seth Hamot is no longer a member of Parent's board of directors, provide Holder copies of each of the Company's federal income tax returns, and any amendments thereto, within one hundred twenty (120) days after the end of the Company's fiscal year or within the extension periods provided by the Internal Revenue Service.

      Fees and Expenses. Pay the out-of-pocket fees and expenses incurred by Holder in connection with the preparation and administration of this Note and any amendments, modifications or waivers of the provisions hereof, including attorneys' fees. Such fees will be indebtedness under this Note, and shall be due and payable on the date hereof.

    Negative Covenants

    . So long as Obligations under this Note remain outstanding, the Company shall not, and, with respect to paragraphs (a) through (g) below, shall not permit any of its Subsidiaries to:

      Liens. Create or suffer to exist any Lien on any assets of the Company or any such Subsidiary except Permitted Liens.

      Debt. Incur any Debt other than Permitted Debt; prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Permitted Debt (other than amounts due or permitted to be prepaid in respect of this Note, the Term Note, and Debt permitted by clause (vi) of the definition of Permitted Debt); or amend, modify or otherwise change the terms of any Permitted Debt (other than this Note, the Term Note, and Debt permitted by clause (vi) of the definition of Permitted Debt) so as to accelerate the scheduled repayment thereof or increase the principal amount of such Permitted Debt.

      Restrictions on Fundamental Changes. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), become a partner in a partnership, a member or equityholder of a joint venture, limited liability company or similar entity, or convey, sell, assign, lease, license, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets (including shares of capital stock of the Company or any of its Subsidiaries), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

      Extraordinary Transactions and Disposal of Assets. Enter into any transaction not in the ordinary course of the Business, including the sale, lease, license, moving, relocation, transfer or other disposition, whether by sale or otherwise, of any of the assets of the Company or its Subsidiaries except for sales of inventory in the ordinary course of business or except as expressly permitted by this Note.

      Change Name. Change the name of the Company or any of its Subsidiaries, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name. To that effect, the Company shall not do business under any name other than the correct legal name of the Company and its Subsidiaries, unless the Company has provided to Holder evidence that Company or such Subsidiary has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which the Company or such Subsidiary is located and/or does business.

      Changes in Business. Enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the date hereof.

      Distributions. Declare or pay any dividends or make any distribution of any kind on the Company's or any such Subsidiary's capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company's or such Subsidiary's capital stock, any rights to acquire shares of capital stock of the Company or such Subsidiary, except for the repurchase of such securities from former employees of or consultants to the Company or such Subsidiary at the original issue price paid therefor pursuant to contractual rights of the Company or such Subsidiary upon the termination of such employees' or consultants' employment by or provision of service to the Company or such Subsidiary.

      Amendment of Organic Documents. Amend, supplement, or otherwise modify any of the provisions of the Organic Documents of the Company.

      Investments. Make any Investments except Permitted Investments.

      Accounting Changes. Change its fiscal year or make or permit any change in accounting policies or reporting practices, except as required by GAAP or mandated by the Securities Exchange Commission or other regulatory bodies.

      Subsidiaries. Organize, create or acquire any Subsidiary.

      Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any of its Affiliates except for transactions that are in the ordinary course of the business of the Company or unanimously approved by the Parent's board of directors, upon fair and reasonable terms, that are fully disclosed to Holder prior to the entering of such transactions, and that are no less favorable to the Company than would be obtained in arm's length transaction with a non-Affiliate.

      Management. Make any significant change in its management without a minimum thirty (30) days' prior written notice to Holder unless otherwise inpracticable.

      Suspension. Suspend or cease operations with respect to a substantial portion of its business except as unanimously approved by the Parent's board of directors.

    Use of Proceeds

    . The Company shall use the proceeds from the amounts loaned to the Company under this Note for general working capital and other lawful corporate purposes.

    Default

    .

      Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an "Event of Default":

        any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, five (5) days following notice of prepayment or otherwise;

        default shall occur in the observance or performance of (A) any covenant, obligation or agreement of the Company contained in Sections 7 or 8, or (B) any other provision of this Note, and, in the case of this clause (B), such default shall continue uncured for a period of ten (10) days;

        any representation, warranty or certification made herein by or on behalf of the Company or any of its Subsidiaries shall prove to have been false or incorrect in any material respect on the date or dates as of which made (any such falsity being a "Representation Default");

        the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property, (C) make an assignment for the benefit of creditors, (D) fail generally, become unable or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally;

        the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 8, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 10(a)(v);

        the Company or any Subsidiary (i) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, (a) under the BFI Loan Documents, (b) under the Term Note or (c) in respect of any Debt (other than the Debt hereunder, the Debt under the BFI Loan Documents and the Debt under the Term Note) having an aggregate outstanding principal amount (individually or in the aggregate with all other Debt as to which such a failure shall exist) of not less than $5,000, (ii) fails to observe or perform any other agreement or condition relating to (a) the BFI Loan Documents, (b) the Term Note or (c) any such Debt described in clause (i)(c) above, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of the BFI Loan Documents, Term Note or any such Debt described in clause (i)(c) above (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, the Debt under the BFI Loan Documents, the Debt under the Term Note or the Debt described in clause (i)(c) above to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise);

        any final judgment or judgments for the payment of money shall be rendered against the Company in excess of $5,000 which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, other than any judgment which is covered by insurance or an indemnity from a credit worthy party; provided that the Company provides Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment; or

        this Note shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company.

      Consequences of Events of Default.

        If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Holder may, upon notice or demand, declare the outstanding Obligations under this Note to be due and payable, whereupon the outstanding Obligations under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such Obligations. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all Obligations under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Holder all out-of-pocket costs and expenses incurred by Holder (including attorney's fees) in connection with the enforcement or protection of its rights in relation to this Note, including any suit, action, claim or other activity of Holder to collect or otherwise enforce the Obligations under this Note or any portion thereof, or in connection with the transactions contemplated hereby.

        Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

    Lost, Stolen, Destroyed or Mutilated Note

    . In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in lieu of this Note being lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction.

    Waiver of Jury Trial

    . TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY (BY ITS EXECUTION HEREOF) AND HOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

    Governing Law

    . This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

    Amendment and Waiver

    . Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

    Notices

    . Any notice or other communication in connection with this Note may be made and is deemed to be given as follows: (i) if in writing and delivered in person or by courier, on the date when it is delivered; (ii) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date such mail is delivered, unless the date of that delivery is not a Business Day or that communication is delivered on a Business Day but after the close of business on such Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Note shall be addressed to the intended recipient at its address or number (which may be changed by either party at any time) specified as follows:

If to the Company:	Spy Optic Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 Facsimile No.: (760) 804-8420 Telephone No.: (760) 804-8421 Attention: Chief Executive Officer
With a copy to:	Spy Optic Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 Facsimile No.: (760) 804-8420 Telephone No.: (760) 804-8421 Attention: Chief Financial Officer
With an additional copy to:	Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130-2006 Facsimile No.: (858) 509-3691 Attention: John Hentrich, Esq.
If to Holder:

  Costa Brava Partnership III, L.P.

  c/o Roark, Rearden & Hamot, LLC

  420 Boylston St, Suite 5-F

  Boston, MA 02116

  Facsimile No.: (617) 267-6785

  Telephone No.: (617) 595-4405

  Attention: Seth W. Hamot, President

With a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Facsimile No.: (617) 951-7050 Attention: David A. Fine, Esq. and Jeffrey R. Katz, Esq.

  Severability

  . If at any time any provision of this Note shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Note.

  Assignment

  . The provisions of this Note shall be binding upon and inure to the benefit of each of the Company and Holder and their respective successors and assigns, provided that the Company shall not have the right to assign its rights and obligations hereunder or any interest herein. This Note may be endorsed, assigned and transferred in whole or in part by Holder to any other Person.

  Indemnity

  . The Company agrees to indemnify Holder, and its respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby or (ii) any breach by the Company of its obligations under this Note or any agreement or instrument contemplated thereby.

  Remedies Cumulative; Failure or Indulgence Not a Waiver

  . The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  Excessive Interest

  . Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

  Further, notwithstanding any other provision herein to the contrary, and without any further action from the parties to this Note, if the fees (except with respect to Section 16) and interest charged hereunder shall be determined by a court of competent jurisdiction to be a "financial benefit" for purposes of 8 section 203(c)(v) of the General Corporation Law of the State of Delaware, this Note shall be deemed amended to eliminate such fees and reduce such interest rate to 0%. If Holder shall have received any such fees or interest, such amounts shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment), or if such fees and interest paid to Holder exceed the unpaid balance of principal, such excess shall be refunded to the Company.

  Registered Obligation

  . The Company shall establish and maintain a record of ownership (the "Register") in which it will register by book entry the interest of the initial Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. The Company shall make appropriate entries in the Register to reflect any assignment promptly following receipt of written notice from the assignor of such assignment. Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register. This Section shall be construed so that this Note is at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

  Entire Agreement

  . This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Note.

  Waiver of Notice

  . To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

  Subordination

  . This Note and each of Holder's rights and privileges hereunder is expressly subject to the terms of that certain Debt Subordination Agreement by and between BFI Business Finance and Holder dated as of March 19, 2010, as amended or modified from time to time.

  Effect of this Note

. This Note amends and restates in its entirety the Original Line of Credit Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

The Company: Spy Optic Inc., formerly known as Orange 21 North America Inc. By: Name: Title:

Holder: Costa Brava Partnership III, L.P. By: Name: Title:

SCHEDULE A

Debt

See attached.

SCHEDULE B

Liens

See attached.

SCHEDULE C

Schedule of Exceptions

1. Building is not in good repair.

2. The Company is late to certain vendors.

3. Maintenance is not in good repair.

4. All risks and facts disclosed in the Company's Form 10-K for the period ending December 31, 2011 (filed March 20, 2012), Form 10-Q for the period ending March 31, 2012 (filed May 10, 2012), and Forms 8-K filed subsequent to the filing date of the aforementioned Form 10-K.